                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-70859, 033-52557, 33-27032, 2-81757, 333-93243)
and on Form S-3 (No. 333-42275) of our report dated January 29, 2001 relating to the consolidated financial statements, which appears in the 2000 Annual Report to Shareholders of Philadelphia Suburban Corporation, which is incorporated by reference in Philadelphia Suburban Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.


PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
March 29, 2001



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